EXHIBIT 10.3

March 22, 2012

Vivian Liu

President and Chief Executive Officer

Innovus Pharmaceuticals, Inc.

80 W. Sierra Madre Blvd., #392
Sierra Madre, CA 91024

Re: Private Placement of Securities

Dear Ms. Liu:

This letter amends the letter agreement between Innovus Pharmaceuticals, Inc. (together with its affiliates and subsidiaries, the “Company”) and Dawson James Securities, Inc. (“Dawson James”) dated December 16, 2011 (the “Engagement Letter”) as follows:

1.	First Paragraph
a.	The second sentence of the first paragraph of the Engagement Letter is hereby amended to read as follows:

“The private placement Securities will consist of units that include convertible notes and warrants to purchase shares of common stock (the “Units”).”

2.	Compensation
a.	The first sentence of Section 3(c) of the Engagement Letter is hereby amended to read as follows:

“The Company shall deliver warrants to the Placement Agent or its designees (the “Agent Warrants”) to purchase a number of shares of common stock equal to 8.75% of the maximum number shares of common stock underlying the Units (including the warrants included in the Units) issued in the Offering (assuming full conversion or exercise) with similar terms as the Investors.”

3.	Term of Engagement
a.	The first sentence of Section 5(a) of the Engagement Letter is hereby amended to read as follows:

“This Agreement will remain in effect until June 30, 2012, after which either party shall have the right to terminate it on thirty (30) days prior written notice to the other.”

Very truly yours,

Dawson James Securities, Inc.

By:	/s/ Joseph Balagot
Joseph E. Balagot
Managing Partner, Head of Investment Banking

By:	/s/ Thomas Hands
Thomas Hands
President

Agreed to and accepted

this 22nd day of March, 2012;.

Innovus Pharmaceuticals, Inc.

By: /s/    Vivian Liu

Vivian Liu

President and CEO

Dawson James Securities Member FINRA/SIPC